                                  $450,000,000
                            BRAVO TRUST SERIES 1997-1
                    FLOATING RATE CLASS A TRUST CERTIFICATES

                                       AND

                                   $50,000,000
                            BRAVO TRUST SERIES 1997-1
                           CLASS B TRUST CERTIFICATES


                               PURCHASE AGREEMENT

                                                               November 25, 1997

Lehman Brothers Inc.
3 World Financial Center
New York, New York 10285

Ladies and Gentlemen:

     BRAVO Trust Series 1997-1, a trust established under the laws of the State of Delaware (the "Trust") pursuant to a Declaration of Trust and Trust Agreement, dated as of the date hereof (the "Trust Agreement"), between The Bank of New York, a New York banking corporation, as trustee (the "Trustee") and the holders (the "Holders") of the BRAVO Trust Series 1997-1 Floating Rate Class A Trust Certificates (the "Class A Trust Certificates") and the BRAVO Trust Series 1997-1 Class B Trust Certificates (the "Class B Trust Certificates" and together with the Class A Trust Certificates, the "Trust Certificates"), confirms its agreement with Lehman Brothers Inc. (in its capacity as purchaser hereunder, the "Initial Purchaser"), with respect to the issue and sale by the Trust, and the purchase by the Initial Purchaser, of $450,000,000 aggregate principal amount of the Class A Trust Certificates and $50,000,000 principal amount of the Class B Trust Certificates.

     The Trust understands that the Initial Purchaser proposes to make an offering of the Class A Trust Certificates on the terms and in the manner set forth herein and agrees that the Initial Purchaser may resell, subject to the conditions set forth herein, all or a portion of the Class A Trust Certificates to purchasers ("Subsequent Purchasers") at any time after the date of this Agreement. The Class A Trust Certificates are to be offered and sold through the Initial Purchaser without being registered under the Securities Act of 1933, as amended (the "1933 Act"), in reliance upon Rule 144A ("Rule 144A") of the rules and regulations promulgated under the 1933 Act by the Securities and Exchange Commission (the "Commission"), to "qualified institutional buyers" as such term is defined in Rule 144A. Pursuant to the terms of the Class A Trust

Certificates and the Trust Agreement, investors that acquire Class A Trust Certificates may only resell or otherwise transfer such Class A Trust Certificates if such Class A Trust Certificates are hereafter registered under the 1933 Act or if an exemption from the registration requirements of the 1933 Act is available by Rule 144A.

     The Trust also understands that, concurrently with the offering of the Class A Trust Certificates, the Initial Purchaser proposes to resell the Class B Trust Certificates, on the terms and in the manner set forth herein, to Bayerische Landesbank Girozentrale, a banking company organized under the laws of the Federal Republic of Germany, acting through one of its branches ("BLB"). The Class B Trust Certificates are to be offered and sold through the Initial Purchaser without being registered under the 1933 Act, in reliance upon Rule 144A, to BLB as a "qualified institutional buyer," as such term is defined in Rule 144A.

     The Trust has prepared an offering circular and a supplement thereto, each dated the date hereof (collectively, the "Offering Circular"), for use in connection with the offering and sale of the Class A Trust Certificates.

     The Trust has entered into a Remarketing Agreement dated the date hereof (the "Remarketing Agreement") with Lehman Brothers Inc. (acting under the Remarketing Agreement, "Lehman"), pursuant to which Lehman will act as remarketing agent (i) to remarket Class A Trust Certificates tendered to Lehman by or on behalf of holders of Class A Trust Certificates from time to time pursuant to the Remarketing Agreement, and (ii) to carry out such other duties as are assigned to Lehman as remarketing agent thereunder.

     Section 1. INTERPRETATION.

     Unless the context otherwise requires and except as varied or otherwise specified in this Agreement, the words and expressions used herein shall bear the same meaning as in the Trust Agreement.

     Section 2. REPRESENTATIONS AND WARRANTIES.

     The Trust represents and warrants to the Initial Purchaser as of the date hereof and agrees with the Initial Purchaser as follows:

          (a) VALIDITY OF THE TRUST. The Trust has been duly organized and is validly existing as a statutory business trust in good standing under the laws of the State of Delaware and has the trust power and authority to own properties and to conduct its business as described in the Offering Circular and to enter into and perform its obligations under this Agreement.

          (b) AUTHORIZATION OF THE TRUST AGREEMENT. The Trust Agreement has been duly authorized, executed and delivered by the Trustee on behalf of the Trust and constitutes a valid and binding agreement of the Trust, enforceable against the Trust in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws relating to or affecting enforcement of creditors' rights generally, or by general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

          (c) AUTHORIZATION OF THE TRUST CERTIFICATES. The Trust Certificates have been duly authorized and executed by the Trustee on behalf of the Trust and, when delivered against payment of the purchase price therefor, will constitute valid and binding obligations of the Trust, enforceable against the Trust in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws relating to or affecting enforcement of creditors' rights generally, or by general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

          (d) AUTHORIZATION OF THIS AGREEMENT. This Agreement has been duly authorized, executed and delivered by the Trustee on behalf of the Trust and, assuming due authorization, execution and delivery by the other party hereto, constitutes a valid and binding agreement of the Trust, enforceable against the Trust in accordance with its terms, except as (A) the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws relating to or affecting enforcement of creditors' rights generally, or by general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and (B) rights of indemnity and contribution under this Agreement may be limited by United States federal or state securities laws, the laws of other jurisdictions or the public policy underlying any such laws.

          (e) DESCRIPTION OF THE TRUST CERTIFICATES AND THE TRUST AGREEMENT. The Trust Certificates and the Trust Agreement will conform in all material respects to the respective statements relating thereto contained in the Offering Circular and will be in substantially the respective forms previously delivered to the Initial Purchaser.

          (f) ABSENCE OF PROCEEDINGS. There is no action, suit, proceeding, inquiry or investigation before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Trust (including the Trustee and the Trust's Agent), threatened, against or affecting the Trust, its properties or assets which might reasonably be expected to result in a material adverse change in the condition, financial or otherwise, of the Trust (a "Material Adverse Effect"), or which might reasonably be expected to materially and adversely affect the properties or assets of the Trust or the consummation of this Agreement or the performance by the Trust of its obligations hereunder.

          (g) ABSENCE OF FURTHER REQUIREMENTS. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Trust (including the Trustee and the Trust's Agent) of its obligations hereunder, in connection with the offering, issuance or sale of the Class A Trust Certificates hereunder or the consummation of the transactions contemplated by this Agreement, the Trust Agreement, the Remarketing Agreement, the Separate Account Funding Agreement (the "Funding Agreement"), dated the date hereof, between Integrity Life Insurance Company (the "Insurer") and the Trust, and the Standby Trust Certificate Purchase Agreement (the "Liquidity Agreement"), dated the date hereof, among the Insurer, BLB and the Trust, and the Custody Agreement (the "Custody Agreement"), dated the date hereof, among the Insurer, the Trust and the Custodian.

          (h) SIMILAR OFFERINGS. Neither the Trust, nor the Trustee, nor the Trust's Agent has, directly or indirectly, solicited any offer to buy or offered to sell, and will not, directly or indirectly, solicit any offer to buy or offer to sell, in the United States or to any United States citizen or resident, any security which is or would be integrated with the sale of the Class A Trust Certificates in a manner that would require the offering or sale of the Class A Trust Certificates to be registered under the 1933 Act.

          (i) OFFERING CIRCULAR. The Offering Circular does not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that this representation, warranty and agreement shall not apply to statements in or omissions from the Offering Circular made in reliance upon and in conformity with information furnished to the Trust in writing by the Initial Purchaser expressly for use in the Offering Circular.

          (j) INVESTMENT COMPANY ACT. The Trust is not required to be registered as an investment company under the Investment Company Act, as amended (the "1940 Act").

          (k) RULE 144A ELIGIBILITY. The Class A Trust Certificates are eligible for resale pursuant to Rule 144A and are not of the same class as securities listed on a national securities exchange registered under
     Section 6 of the Securities Exchange Act of 1934, as amended (the "1934 Act"), or quoted in a U.S. automated interdealer quotation system.

          (l) NO GENERAL SOLICITATION. None of the Trust, its affiliates, as such term is defined in Rule 501(b) under the 1933 Act ("Affiliates"), or any person acting on its or any of their behalf (other than the Initial Purchaser, as to whom the Trust makes no representation) has engaged or will engage, in connection with the offering of the Trust Certificates, in any form of general solicitation or general advertising within the meaning of Rule 502(c) under the 1933 Act.

          (m) NO REGISTRATION REQUIRED. Subject to compliance by the Initial Purchaser with the representations and warranties set forth in Section 3 and the procedures set forth in Section 5 hereof and in the Trust Agreement and the Offering Circular, it is not necessary in connection with the offer, sale and delivery of the Class A Trust Certificates to the Initial Purchaser and to each Subsequent Purchaser in the manner contemplated by this Agreement and the Offering Circular to register the Class A Trust Certificates under the 1933 Act or to qualify the Trust Agreement under the Trust Indenture Act of 1939, as amended (the "1939 Act").

     Section 3. SALE AND DELIVERY TO INITIAL PURCHASER; CLOSING.

     (a) SECURITIES. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Trust agrees to sell to the Initial Purchaser and the Initial Purchaser agrees to purchase from the Trust, at the price of 100% of the principal amount, (A) $450,000,000 in aggregate principal amount of Class A Trust Certificates and (B) $50,000,000 in aggregate principal amount of Class B Trust Certificates.

     (b) PAYMENT. Payment of the purchase price for, and delivery of the Trust Certificates shall be made at the office of Brown & Wood LLP, or at such other place as shall be agreed upon by the Initial Purchaser and the Trust, at 10:00 A.M. on the date hereof

     Payment shall be made to the Trust by wire transfer of immediately available funds to a bank account designated by the Trust, against delivery to the Initial Purchaser for the account of the Initial Purchaser of the Trust Certificates to be purchased by it.

     (c) QUALIFIED INSTITUTIONAL BUYER. The Initial Purchaser represents and warrants to, and agrees with, the Trust that it is a "qualified institutional buyer" within the meaning of Rule 144A (a "Qualified Institutional Buyer").

     (d) DENOMINATIONS; REGISTRATION FOR CLASS A TRUST CERTIFICATES. The Class A Trust Certificates shall be in denominations of $5,000,000 and integral multiples of $1,000,000 in excess thereof.

     (e) DENOMINATIONS; REGISTRATION FOR CLASS B TRUST CERTIFICATES. The Class B Trust Certificates shall be in the denomination of $50,000,000 and registered in the name of BLB.

     Section 4. COVENANTS OF THE TRUST. The Trust covenants with the Initial Purchaser as follows:

     (a) OFFERING CIRCULAR. The Trust, through the Trustee or the Trust's Agent, as promptly as possible, will furnish to the Initial Purchaser, without charge, such number of copies of the Offering Circular and any amendments and supplements thereto as the Initial Purchaser may reasonably request.

     (b) NOTICE AND EFFECT OF MATERIAL EVENTS. The Trust, through the Trust's Agent, will immediately notify the Initial Purchaser, and confirm such notice in writing prior to the completion of the placement of the Class A Trust Certificates by the Initial Purchaser as evidenced by a notice in writing from the Initial Purchaser to the Trustee and Trust's Agent, of any material changes in or affecting the Trust which (i) make any statement in the Offering Circular false or misleading or (ii) are not disclosed in the Offering Circular. In such event or if during such time any event shall occur as a result of which it is necessary, in the reasonable opinion of the Initial Purchaser or its counsel, to amend or supplement the Offering Circular in order that the Offering Circular not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances then existing, the Trust, through the Trust's Agent, will forthwith amend or supplement the Offering Circular by preparing and furnishing to the Initial Purchaser an amendment or amendments of, or a supplement or supplements to, the Offering Circular (in form and substance satisfactory in the reasonable opinion of counsel for the Initial Purchaser) so that, as so amended or supplemented, the Offering Circular will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a Subsequent Purchaser, not misleading.

     (c) AMENDMENT TO OFFERING CIRCULAR AND SUPPLEMENTS. The Trust, through the Trust's Agent, will advise the Initial Purchaser promptly of any proposal to amend or supplement the Offering Circular and will not effect such amendment or supplement without the consent of the Initial Purchaser. Neither the consent of the Initial Purchaser, nor the Initial Purchaser's delivery of any such amendment or supplement, shall constitute a waiver of any of the conditions set forth in Section 7 hereof.

     (d) RATING OF CLASS A TRUST CERTIFICATES. The Trust shall take, or cause to be taken, all reasonable action necessary to enable Standard & Poor's Ratings Services ("S&P") and Moody's Investors Service, Inc. ("Moody's") to provide their respective credit ratings of the Class A Trust Certificates.

     Section 5. SUBSEQUENT OFFERS AND RESALES OF CLASS A TRUST CERTIFICATES.

     (a) OFFER AND SALE PROCEDURES. The Initial Purchaser and the Trust hereby establish and agree to observe the following procedures in connection with the offer and sale of Class A Trust Certificates:

          (1) OFFERS AND SALES ONLY TO QUALIFIED INSTITUTIONAL BUYERS. Offers and sales of the Class A Trust Certificates will be made only by the Initial Purchaser or Affiliates thereof qualified to do so in the jurisdictions in which such offers or sales are made. Each such offer or sale shall only be made to persons whom the offeror or seller reasonably believes to be Qualified Institutional Buyers.

          (2) NO GENERAL SOLICITATION. No general solicitation or general advertising (within the meaning of Rule 502(c) under the 1933 Act) will be used in connection with the offering of the Class A Trust Certificates.

          (3) PURCHASES BY NON-BANK FIDUCIARIES. In the case of a non-bank Subsequent Purchaser of a Class A Trust Certificate acting as a fiduciary for one or more third parties, in connection with an offer and sale to such purchaser pursuant to clause (a) above, each third party shall, in the judgment of the Initial Purchaser, be a Qualified Institutional Buyer.

          (4) SUBSEQUENT PURCHASER NOTIFICATION. The Initial Purchaser will take reasonable steps to inform, and cause each of its Affiliates to take reasonable steps to inform, persons acquiring Class A Trust Certificates from the Initial Purchaser or Affiliate, as the case may be, that the Class A Trust Certificates (A) have not been and will not be registered under the 1933 Act, (B) are being sold to them without registration under the 1933 Act in reliance on Rule 144A, and (C) may not be offered, sold or otherwise transferred except (1) to the Trust, or (2) in accordance with (x) Rule 144A to a person whom the seller reasonably believes is a Qualified Institutional Buyer that is purchasing such Class A Trust Certificates for its own account or for the account of a Qualified Institutional Buyer to whom notice is given that the offer, sale or transfer is being made in reliance on Rule 144A or (y) the exemption from registration under the 1933 Act provided by Rule 144, if available.

          (5) MINIMUM PRINCIPAL AMOUNT. No sale of the Class A Trust Certificates to any one Subsequent Purchaser will be for less than U.S. $5,000,000 principal amount and no Class A Trust Certificate will be issued in a smaller principal amount. If the Subsequent Purchaser is a non-bank fiduciary acting on behalf of others, each person for whom it is acting must purchase at least U.S. $5,000,000 principal amount of the Class A Trust Certificates.

          (6) RESTRICTIONS ON TRANSFER. The transfer restrictions and the other provisions set forth in Sections 3.09, 3.10 and 3.11 of the Trust Agreement, including the legend required thereby, shall apply to the Class A Trust Certificates.

          (7) DELIVERY OF OFFERING CIRCULAR. The Initial Purchaser will deliver to each purchaser of the Class A Trust Certificates from it, in connection with its original distribution or any Remarketing of the Class A Trust Certificates, a copy of the Offering Circular, as amended and supplemented at the date of such delivery.

     (b) COVENANTS OF THE TRUST. The Trust covenants with the Initial Purchaser as follows:

          (i) DUE DILIGENCE. In connection with the original distribution of the Class A Trust Certificates, the Trust agrees that, prior to any offer or resale of the Class A Trust Certificates by the Initial Purchaser, the Initial Purchaser and counsel for the Initial Purchaser shall have the right to make reasonable inquiries into the business of the Trust. The Trust also agrees to provide, or cause to be provided, answers to each prospective Subsequent Purchaser of Class A Trust Certificates who so requests concerning the Trust (to the extent that such information is available or can be acquired and made available to prospective Subsequent Purchasers without unreasonable effort or expense and to the extent the provision thereof is not prohibited by applicable law) and the terms and conditions of the offering of the Class A Trust Certificates, as provided in the Offering Circular.

          (ii) INTEGRATION. The Trust agrees that it will not make any offer or sale of securities of the Trust of any class if, as a result of the doctrine of "integration" referred to in Rule 502 under the 1933 Act, such offer or sale would render invalid (for the purpose of (i) the sale of the Class A Trust Certificates by the Trust to the Initial Purchaser, (ii) the resale of the Class A Trust Certificates by the Initial Purchaser to Subsequent Purchasers or (iii) the resale of the Class A Trust Certificates by such Subsequent Purchasers to others) the exemption from the registration requirements of the 1933 Act provided by Section 4(2) thereof or by Rule 144A thereunder or otherwise.

          (iii) RULE 144A INFORMATION. The Trust agrees that, in order to render the Class A Trust Certificates eligible for resale pursuant to Rule 144A under the 1933 Act, while any of the Class A Trust Certificates remain outstanding, the Trust, through the Trustee or the Trust's Agent, will make available, upon request, to any Holder or prospective Purchasers of Class A Trust Certificates the information specified in Rule 144A(d)(4).

     Section 6. PAYMENT OF EXPENSES. (a) INITIAL EXPENSES PAYABLE BY THE INITIAL PURCHASER SUBJECT TO FULL REIMBURSEMENT BY BLB. The Initial Purchaser will pay, subject to the full reimbursement thereof by BLB on the Closing Date, all initial expenses incident to the performance by the Trust of its obligations under this Agreement, including (i) the preparation, printing and any filing of the Offering Circular (including any schedules or exhibits) and of each amendment or supplement thereto, (ii) the preparation, printing and delivery to the Initial Purchaser of this Agreement, the Trust Agreement and such other documents as may be required in connection with the offering, purchase, sale and delivery of the Trust Certificates, (iii) the preparation, issuance and delivery of the Trust Certificates to the Initial Purchaser, (iv) the reasonable fees and expenses of the Trustee, including the reasonable fees and disbursements of counsel for the Trustee in connection with the Trust Agreement and the Trust Certificates, and (v) the fees and expenses of the Initial Purchaser, including the reasonable fees and disbursements of counsel for the Initial Purchaser, as agreed upon between the Initial Purchaser and the Trust's Agent, except the fees in connection with the rating of the Class A Trust Certificates shall be paid by the Insurer.

     (b) ON-GOING CUSTOMARY EXPENSES PAYABLE BY THE TRUST. The Trust will pay any ongoing customary expenses in connection with this Transaction.

     Section 7. CONDITIONS OF OBLIGATIONS OF THE INITIAL PURCHASER. The obligations of the Initial Purchaser hereunder are subject to the accuracy of the representations and warranties of the Trust contained in Section 2 hereof, to the performance by the Trust of its covenants and other obligations hereunder, and to the following further conditions:

     (a) OPINION OF COUNSEL FOR TRUST. At the date hereof, the Initial Purchaser shall have received a favorable opinion, dated as of the date hereof, of (i) Richards, Layton & Finger, counsel for the Trust and the Co-Trustee, and (ii) Emmet, Marvin & Martin, LLP, counsel for the Trustee in form and substance satisfactory to counsel for the Initial Purchaser, to the effect set forth in Exhibit A-1 hereto.

     (b) OPINION OF COUNSEL FOR BLB. At the date hereof, the Initial Purchaser shall have received a favorable opinion, dated as of the date hereof, of Brown & Wood LLP, counsel for BLB, in form and substance satisfactory to the Initial Purchaser, to the effect set forth in Exhibit A-2 hereto.

     (c) RULE 2a-7 OPINION OF COUNSEL FOR BLB. At the date hereof, the Initial Purchaser shall have received a favorable opinion, dated as of the date hereof, of Brown & Wood LLP, counsel for BLB, with respect to the eligibility of the Class A Trust Certificates for purchase by a money market fund in accordance with the provisions of Rule 2a-7 under the 1940 Act, in form and substance satisfactory to the Initial Purchaser.

     (d) OPINION OF COUNSEL FOR INSURER. At the date hereof, the Initial Purchaser shall have received a favorable opinion, dated as of the date hereof, of Robert H. Scott, General Counsel of the Insurer, in form and substance satisfactory to counsel for the Initial Purchaser, to the effect set forth in Exhibit A-3 hereto.

     (e) OPINION OF TAX COUNSEL FOR INSURER. At the date hereof, the Initial Purchaser shall have received a copy of an opinion, dated as of the date hereof and addressed to the Insurer, of Davis & Harman, special tax counsel for the Insurer, in form and substance satisfactory to counsel for the Initial Purchaser.

     (f) OPINION OF OHIO INSURANCE COUNSEL FOR INSURER. At the date hereof, the Initial Purchaser shall have received an opinion, dated as of the date hereof, of LeBouef, Lamb, Greene & MacRae, L.L.P., special Ohio insurance counsel for the Insurer, in form and substance satisfactory to counsel for the Initial Purchaser.

     (g) OPINION OF COUNSEL FOR CUSTODIAN. At the date hereof, the Initial Purchaser shall have received an opinion, dated as of the date hereof, of Dorsey & Whitney LLP, counsel for the Custodian, in form and substance satisfactory to counsel for the Initial Purchaser.

     (h) OPINION OF COUNSEL FOR VA CUSTODIAN. At the date hereof, the Initial Purchaser shall have received an opinion, dated as of the date hereof, of Williams, Mullen, Christian & Dobbins, counsel for the VA Custodian, in form and substance satisfactory to counsel for the Initial Purchaser.

     (i) MAINTENANCE OF RATING. At the date hereof, the Class A Trust Certificates shall be rated at least "P-1" by Moody's and "A-1+" by S&P, and the Trust shall have delivered to the Initial Purchaser a letter dated the date hereof, from each such rating agency, or other evidence satisfactory to the Initial Purchaser, confirming that the Class A Trust Certificates have such ratings.

     (j) VALIDITY OF OTHER TRANSACTION DOCUMENTS. At the date hereof, each of the Trust Agreement, the Funding Agreement, the Custody Agreement, the Liquidity Agreement and the Remarketing Agreement shall have been duly authorized, executed and delivered by the respective parties thereto and shall be in full force and effect.

     (k) NO EVENTS OF DEFAULT. At the date hereof, no "Early Certificate Maturity Event" and/or "Early Funding Agreement Termination Event" under the Custody Agreement and the Funding Agreement and no "Event of Default" under the Liquidity Agreement shall have occurred and be continuing, and no event shall have occurred and be continuing, which, either with giving of notice thereof or passage of time or both, would constitute an "Early Certificate Maturity Event" and/or "Early Funding Agreement Termination Event" under the Custody Agreement or the Funding Agreement or an "Event of Default" under the Liquidity Agreement.

     Section 8. INDEMNIFICATION AND CONTRIBUTION.

     (a) INDEMNIFICATION OF INITIAL PURCHASER. The Trust (subject to the prior payment in full of all amounts due and payable in respect of the Class A Trust Certificates) shall indemnify and hold harmless the Initial Purchaser and each person, if any, who controls the Initial Purchaser within the meaning of Section 15 of the 1933 Act or
Section 20 of the 1934 Act as follows:

          (1) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Offering Circular (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

          (2) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue or incorrect representation or warranty of the Trust contained in this Agreement, the Trust Agreement, the Funding Agreement, the Custody Agreement, the Liquidity Agreement or the Remarketing Agreement;

          (3) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, any such alleged untrue statement or omission or any such untrue or incorrect representation or warranty; provided that (subject to Section 8(c) below) any such settlement is effected with the written consent of the Trust; and

          (4) against any and all expense whatsoever, as incurred (including the reasonable fees and disbursements of counsel chosen by the Initial Purchaser) reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, any such alleged untrue statement or omission or any such untrue or incorrect representation or warranty, to the extent that any such expense is not paid under (1) (2) or (3) above;

PROVIDED, HOWEVER that the Trust shall not be liable in any such case for any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Trust by the Initial Purchaser expressly for use in the Offering Circular (or any amendment or supplement thereto).

     The Trust covenants that it will, immediately upon receipt of any request by the Initial Purchaser for payment of any loss, liability, claim, damage or expense under this Section 8 provide notice of the same to BLB pursuant to an Indemnity Agreement between the Trust and BLB of even date herewith (the "Indemnity Agreement"), take all necessary action to receive such payment pursuant to the terms of the Indemnity Agreement and promptly remit such amount to the Initial Purchaser.

     (b) ACTIONS AGAINST PARTIES; NOTIFICATION. Each indemnified party shall give notice as promptly as reasonably practicable to the Trust of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify the Trust shall not relieve the Trust from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. Counsel to the indemnified parties shall be selected by the Initial Purchaser. The Trust may participate at its own expense in the defense of any such action; provided, however, that counsel to the Trust shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the Trust be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from the Trust's own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. The Trust shall not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 8 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

     (c) CONTRIBUTION. If the indemnification provided for in this Section 8 is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then the Trust shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Trust on the one hand and the Initial Purchaser on the other hand from the offering of the Trust Certificates pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Trust on the one hand and of the Initial Purchaser on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

     The relative benefits received by the Trust on the one hand and the Initial Purchaser on the other hand in connection with the offering of the Trust Certificates pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Trust Certificates pursuant to this Agreement (before deducting expenses) received by the Trust and the total fees received by the Initial Purchaser with respect to the offering of the Trust Certificates, bear to the aggregate initial offering price of the Trust Certificates.

     The relative fault of the Trust on the one hand and the Initial Purchaser on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Trust (including the Trustee and Trust's Agent) or by the Initial Purchaser and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The Trust and the Initial Purchaser agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 8 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

     No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     Section 9. REPRESENTATIONS, WARRANTIES AND AGREEMENTS TO SURVIVE DELIVERY. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Trustee or Trust's Agent on behalf of the Trust submitted pursuant hereto shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Initial Purchaser or controlling person, or by or on behalf of the Trust, and shall survive delivery of the Trust Certificates to the Initial Purchaser.

     Section 10. TERMINATION. The Initial Purchaser may terminate this Agreement, by notice to the Trustee and Trust's Agent, at any time at or prior to the closing (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Offering Circular, any material adverse change in the condition, financial or otherwise, of the Trust, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Initial Purchaser, impracticable to market the Trust Certificates or to enforce contracts for the sale of the Trust Certificates, or (iii) if trading generally on the American Stock Exchange or the New York Stock Exchange or in the NASDAQ National Market System has been suspended or limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority, or
(iv) if a banking moratorium has been declared by either Federal or New York authorities.

     (a) LIABILITIES. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party; provided that Sections 2 and 8 shall survive such termination and remain in full force and effect.

     Section 11. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Initial Purchaser shall be directed to Lehman Brothers Inc. at 3 World Financial Center, New York, New York 10285, attention of Commercial Paper Product Management (Fax 212-528-6925); and notices to the Trust shall be directed to The Bank of New York, as Trustee, at 101 Barclay Street, New York, New York 10286, attention of Corporate Trust Administration Asset Backed Finance Unit (Fax 212-815-5544).

     Section 12. PARTIES. This Agreement shall inure to the benefit of and be binding upon the Initial Purchaser and the Trust and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Initial Purchaser and the Trust and their respective successors and the controlling persons and officers and directors referred to in Section 8 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Initial Purchaser and the Trust and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of the Trust Certificates from the Initial Purchaser shall be deemed to be a successor by reason merely of such purchase.

     Section 13. AMENDMENTS OF THIS AGREEMENT. This Agreement may be amended only by the mutual agreement of the parties hereto represented in a written instrument.

     Section 14. GOVERNING LAW, JURISDICTION. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

     Section 15. COUNTERPARTS. This Agreement may be executed in counterparts, each of which taken together shall constitute one instrument.

     Section 16. EFFECT OF HEADINGS. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

     Section 17. NO LIABILITY OF THE BANK. The Bank of New York (the "Bank") is executing this Agreement on behalf of the Trust solely as Trustee under the Trust Agreement and not in its individual capacity, and in no case whatsoever shall the Bank be liable for the statements or agreements of the Trust hereunder, except for liabilities arising out of the Bank's negligence or wilful misconduct. All persons asserting any claim against the Bank or the Trustee or the Trust by reason of the transaction contemplated by this Agreement shall look solely to the Trust Property for payment or satisfaction thereof.

     Section 18. NO PETITION COVENANT. Notwithstanding any prior termination of this Agreement, neither the Trustee nor Initial Purchaser shall, prior to the date which is one year and one day after the payment in full of the Class A Trust Certificates and the termination of this Agreement, acquiesce, petition or otherwise invoke or cause the Trust to invoke the process of any court or governmental authority for the purpose of commencing or sustaining a case against the Trust under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Trust or any substantial part of its property, or making a general assignment for the benefit of creditors, or ordering the winding up or liquidation of the affairs of the Trust.

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Trustee a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Initial Purchaser and the Trust in accordance with its terms.

                                       Very truly yours,

                                       BRAVO TRUST SERIES 1997-1

                                       By: The Bank of New York, not in its
                                       individual capacity but solely as Trustee
                                       under the Trust Agreement



                                        By: /s/ Cheryl L. Laser
                                           -----------------------------------
                                        Name:      CHERYL L. LASER
                                        Title: Assistant Vice President



CONFIRMED AND ACCEPTED,
  as of the date first above written:

LEHMAN BROTHERS INC.



By: /s/ Herbert H. McDade
   ------------------------------------------
Name:  Herbert H. McDade
Title: Managing Director

                                                                     Exhibit A-1

                FORM OF OPINION OF TRUST'S AND TRUSTEE'S COUNSEL
                           TO BE DELIVERED PURSUANT TO
                                  SECTION 7(a)

PART I:

   1. The Bank of New York (Delaware) has been duly incorporated, and is validly existing in good standing as a banking corporation under the laws of the State of Delaware and has the corporate power to execute, deliver and perform the Trust Agreement.

   2. The Trust has been duly formed and is validly existing as a business trust under the laws of the State of Delaware, 12 DEL.C. Section 3801, ET SEQ.

   3. The Co-Trustee Agreement has been duly authorized, executed and delivered by The Bank of New York (Delaware) and is the legal, valid and binding agreement of The Bank of New York (Delaware), enforceable against it in accordance with its terms.

   4. The execution and delivery of, and performance of the terms of, the Co-Trustee Agreement by The Bank of New York (Delaware) does not conflict with or constitute a breach of or default under its charter or by-laws or any constitutional documents of the Trust or any agreement, indenture or other instrument, in each case known to us, to which The Bank of New York (Delaware) or the Trust is a party or by which it or any of its properties may be bound, and does not violate any law, governmental rule or regulation of the State of Delaware or any federal law of the United States of America governing the banking or trust powers of The Bank of New York (Delaware) or any court decree known to us to be applicable to The Bank of New York (Delaware) or the Trust.

   5. No consent, approval or authorization of, or registration, declaration or filing with, any court or governmental agency or body having jurisdiction in the premises is required under Delaware law for the valid execution, delivery or performance by The Bank of New York (Delaware) of the Co-Trustee Agreement or for the validity or enforceability thereof, other than the filing of the Certificate of Trust with the Secretary of State (which Certificate of Trust has been duly filed).

PART II:

   1. The Bank of New York has been duly incorporated, and is validly existing in good standing as a banking corporation under the laws of the State of New York and has the corporate power to execute, deliver and perform the Trust Agreement.

   2. The Trust Agreement has been duly authorized, executed and delivered by The Bank of New York and is the legal, valid and binding agreement of The Bank of New York, enforceable against it in accordance with its terms.

   3. Each agreement, document, certificate and instrument (each, a "Trust Document") has been duly authorized by the Trustee. The Trust Certificates have been duly executed by the Trustee and, when executed and delivered to the Initial Purchaser in accordance with the Trust Agreement and the Purchase Agreement, will be entitled to the benefits of the Trust Agreement.

   4. The Purchase Agreement has been duly authorized, executed and delivered by the Trustee on behalf of the Trust and, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid and binding agreement of the Trust, enforceable against the Trust in accordance with its terms, except as (A) the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws relating to or affecting enforcement of creditors' rights generally, or by general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and (B) rights of indemnity and contribution under the Purchase Agreement may be limited by United States federal or state securities laws, the laws of other jurisdictions or the public policy underlying any such laws.

   5. The execution and delivery of, and performance of the terms of, the Purchase Agreement, the Trust Agreement, the Trust Certificates and any other Trust Documents by the Trustee on behalf of the Trust does not conflict with or constitute a breach of or default under the charter or by-laws of The Bank of New York or any agreement, indenture or other instrument, in each case actually known to us without independent investigation, to which The Bank of New York is a party or by which it or any of its properties may be bound, and does not violate any law, governmental rule or regulation of the State of New York or any federal law of the United States of America governing the banking or trust powers of The Bank of New York or any court decree actually known to us without independent investigation to be applicable to The Bank of New York.

   6. No consent, approval or authorization of, or registration, declaration or filing with, any court or governmental agency or body having jurisdiction in the premises is required under New York law for the valid execution, delivery or performance by The Bank of New York, of any Trust Document or for the validity or enforceability thereof.

                                                                     Exhibit A-2

                        FORM OF OPINION OF BLB'S COUNSEL
                           TO BE DELIVERED PURSUANT TO
                                  SECTION 6(b)

   1. The Class A Trust Certificates and the Trust Agreement conform in all material respects to the descriptions thereof contained in the Offering Circular.

   2. The information in the Offering Circular Supplement under "The Trust Certificates," "ERISA" and "Liquidity Agreement" and the information in the Offering Circular under "The Description of the Trust Certificates" and "The Trust" has been reviewed by us and is correct in all material respects.

   3. The statements in the Offering Circular Supplement under the caption "Certain Federal Income Tax Consequences," to the extent that they constitute matters of the United States federal income tax laws or legal conclusions with respect thereto, provide a fair and accurate summary of such laws or legal conclusions in all material respects.

   4. No authorization, approval, consent or order of any court or governmental authority or agency (other than such as may be required under the applicable securities laws of the various jurisdictions in which the Class A Trust Certificates will be offered or sold, as to which we need express no opinion) is required for the offering, issuance, sale or delivery of the Class A Trust Certificates to the Initial Purchaser or the resale by the Initial Purchaser in accordance with the Purchase Agreement.

   5. The offer and sale of the Trust Certificates in the manner and under the circumstances contemplated by the Offering Circular, the Trust Agreement and the Purchase Agreement do not require registration of the Trust Certificates under the 1933 Act.

   6. The Trust is not required to be registered as an investment company under the 1940 Act.

                                                                     Exhibit A-3

                      FORM OF OPINION OF INSURER'S COUNSEL
                           TO BE DELIVERED PURSUANT TO
                                  SECTION 6(d)

   1. The Funding Agreement, the Liquidity Agreement and Custody Agreement have been duly authorized, executed and delivered by the Insurer and, assuming due authorization, execution and delivery by the Trust, are the legal, valid and binding agreements of the Insurer, enforceable against it in accordance with their terms.

   2. The information in the Offering Circular under "The Financial Instrument" and in the Offering Circular Supplement under "The Trust Assets" has been reviewed by us and is correct in all material respects.